Exhibit 10.27

LEASE AGREEMENT

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT WHICH ARE DENOTED BY ***. A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTION, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

THIS LEASE AGREEMENT (this “Lease”) is made as of the 20th day of December, 2004 by and between NORFOLK SOUTHERN RAILWAY COMPANY, a Virginia corporation (the “Landlord”); and JOHNSTOWN AMERICA CORPORATION, a Delaware corporation (the “Tenant”).

1. Premises; Use. For and in consideration of the agreements set forth herein, to be paid, kept and performed by Tenant, Landlord hereby leases and rents to Tenant, insofar as its right, title and interest in the Premises enables it to do so, that certain real property located in Roanoke, Virginia and consisting of approximately 11.6 acres, the location and dimensions of which are substantially shown on Exhibit A attached hereto (the “Land”), together with all improvements thereon (the “Improvements”) including, without limitation, the following:

(a)	Freight Car Shop (Building 54),

(b)	Locomotive & Covered Hopper Paint Shop, including both bays (Building 37),

(c)	Car Department Office (Building 35),

(d)	Paint Shop Complex (Building 41),

(e)	Planning Mill (Building 55),

(f)	Wash & Locker House (Building 38),

(g)	Drying Shed (Building 68),

(h)	Upholstery Shop (Building 36),

(i)	One (1) bay in the Round House (Building 53),

(j)	Turntable (non-exclusive use),

(k)	The equipment and machinery described on the schedule attached hereto as Exhibit C and incorporated herein by this reference (collectively, the “Equipment”),

(l)	The tracks, estimated to be 11,600 lineal feet in length, depicted on Exhibit A attached hereto (collectively, the “Tracks”), and

(m)	The parking area shown on the print attached hereto as Exhibit A and incorporated herein by this reference (the “Parking Area”).

All equipment, machinery and other personal property described on Exhibit E attached hereto (collectively, the “Surplus Equipment”) shall be removed by Landlord from the Premises, or relocated to a location within the Premises mutually acceptable to Landlord and Tenant, no later than forty-five (45) days after the date of this Lease (the “Removal Deadline”). In the event that the removal of the Surplus Equipment (the “Removal Work”) by the Removal Deadline is not reasonably practicable, Landlord shall prosecute the Removal Work diligently until completion. Landlord and Tenant shall coordinate the Removal Work with Tenant’s on-site preparations so as to enable Tenant to initiate manufacturing operations at the Premises as soon as reasonably possible. Landlord may perform the Removal Work through the use of Landlord’s internal forces (such internal forces of Landlord to be provided at no charge to Tenant) and third party-contractors selected by Landlord, and Landlord and Tenant shall cooperate with each other in connection with the administration of all individuals retained, and agreements executed, pursuant to the Removal Work. All invoices submitted by third-party contractors in connection with the Removal Work (collectively, the “Removal Work Invoices”) shall be subject to Landlord’s prior approval and, promptly after such approval, Tenant initially shall be obligated for the payment thereof; provided, however, upon Landlord’s receipt of documentation reasonably establishing Tenant’s

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payment of one or more Removal Work Invoices, Landlord shall grant Tenant a credit for the amount of such Removal Work Invoices against the next due future installments of monthly base rental until Tenant has been reimbursed fully for its payment of the Removal Work Invoices. Such abatement of monthly base rent shall be in addition to, and not concurrent with, any and all other abatement of monthly base rent which Landlord may be otherwise obligated to provide to Tenant. Such documentation of payments may include: (i) copies of executed contracts; (ii) copies of invoices for labor, services and/or materials marked “Paid”, copies of bills of lading, and/or copies of other bills or receipts for goods, materials and/or services marked “Paid”; (iii) copies of canceled checks; and (iv) such other proofs of payments as may be reasonably requested by Landlord.

The Land and the Improvements are collectively referred to herein as the “Premises”. This Lease is subject to all encumbrances, easements, conditions, covenants and restrictions, whether or not of record.

The Premises, excluding the Parking Area, shall be used for the manufacture, repair and shipment of rail cars and all uses incidental thereto and no other purpose. The Parking Area shall be used solely for the parking of vehicles by Tenant’s employees, agents, contractors and invitees (collectively “Tenant’s Personnel”) and no other purpose, and Tenant’s Personnel shall have a non-exclusive license over the footbridge and pathways shown on Exhibit A attached hereto for pedestrian access between the Parking Area and the remainder of the Premises. The Premises shall not be used for any illegal purposes, for the storage of unlicensed vehicles, nor in any manner to create any nuisance or trespass. No smoking is permitted in or about the Premises. Landlord reserves unto itself and its permittees, the permanent right to construct, maintain or replace upon, under, or over the Premises, any pipe, electrical, telecommunications, and signal lines, or any other facilities of like character now installed or hereinafter to be installed, all at no expense to Tenant. Notwithstanding anything to the contrary contained herein, Landlord’s exercise of the rights set forth in the preceding sentence shall be done in such a manner as to not burden Tenant’s operations with commercially unreasonable inconvenience.

The terms and conditions of the Rider, if any, attached hereto as Exhibit B are incorporated herein by this reference. In the event of an inconsistency between the terms hereof and the terms of the Rider, the terms of the Rider shall prevail.

2. Term. To have and to hold for a term of ten (10) years, said term to begin on December 1, 2004, and to end at midnight on November 30, 2014 (the “Initial Term”), unless sooner terminated as hereinafter provided.

3. Base Rental. Commencing on December 31, 2004 (the “Rental Commencement Date”) and thereafter on the first day of each calendar month through and including June, 2005, Tenant shall pay to Landlord, without offset, abatement or demand, monthly base rental in the amount of ***. Commencing on July 1, 2005 and continuing thereafter on the first day of each calendar month through and including November, 2014, Tenant shall pay to Landlord, without offset, abatement or demand, monthly base rental in the following amounts:

Rental Period:	Monthly Base Rental
July, 2005	$	*	**
August, 2005	$	*	**
September, 2005	$	*	**
October, 2005	$	*	**
November, 2005	$	*	**

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December, 2005 – November, 2006	$	***
December, 2006 – November, 2007	$	***
December, 2007 – November, 2008	$	***
December, 2008 – November, 2009	$	***
December, 2009 – November, 2010	$	***
December, 2010 – November, 2011	$	***
December, 2011 – November, 2012	$	***
December, 2012 – November, 2013	$	***
December, 2013 – November, 2014	$	***

Base rental shall be due in advance. Except in the event of default, base rental for any partial rental periods shall be prorated. The acceptance by Landlord of base rental shall not constitute a waiver of any of Landlord’s rights or remedies under this Lease. All payments of base rental, and any additional rental payable hereunder, shall be sent to the Treasurer of Landlord at P.O. Box 116944, Atlanta, Georgia 30368-6944, or such other address as Landlord may designate in any invoice delivered to Tenant. Prior to or simultaneously with Tenant’s execution of this Lease, Tenant has paid to Landlord the first installment of base rental due hereunder. In the event Tenant fails to pay base rental or any other payment called for under this Lease on or before the due date and Tenant’s failure to pay continues for more than ten (10) days after Tenant’s receipt of written notice from Landlord, then Tenant shall pay a late charge equal to two percent (2%) of the unpaid amount. In addition, any sum not paid within thirty (30) days of its due date shall accrue interest thereafter until paid at the rate per annum equal to the lesser of (a) the highest interest rate permitted by applicable law; or (b) ten percent (10%).

4. Utilities. Except as otherwise set forth in the Rider attached hereto, Landlord shall have no obligation to provide light, water, heat, air conditioning or any other utilities or services to the Premises. Except as otherwise set forth in the Rider attached hereto, Tenant shall place any and all utility and service related bills in its name and shall timely pay the same, along with all assessments or other governmental fees or charges pertaining to the Premises. If Tenant does not pay same, Landlord may (but shall not be obligated to) pay the same, including any and all late fees and penalties, and such payment shall be added to and treated as additional rental of the Premises.

5. Maintenance and Repairs. Tenant, at its sole cost, shall keep and maintain all of the Premises (including, but not limited to, all structural and non-structural components thereof, all systems and the Equipment) in the same condition as when first received, normal wear and tear excepted, and shall keep the interiors of the buildings in the Premises free of pests and rodents. All Planned Capital Improvements (as hereinafter defined) and Additional Capital Improvements (as hereinafter defined) shall be kept in good order and repair (including replacements). Tenant hereby waives (a) any rights at law or in equity to require Landlord to perform any repair, replacement or maintenance to the Premises, and (b) any right to abate rental or terminate this Lease due to the failure by Landlord to perform any repairs, replacements or maintenance. Tenant shall not create any lien, charge or encumbrance upon the Premises, and Tenant shall promptly remove or bond over any such lien, charge or encumbrance.

6. Modifications and Alterations to the Premises. Tenant shall make no modifications, alterations or improvements to the Premises without the prior written consent of Landlord, which consent may not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, except for the Planned Capital Improvements described in Paragraph 6 of Exhibit B of this Lease, Landlord’s consent shall not be required for non-structural modifications, alterations or improvements which cost less than $50,000.00; provided, however, Tenant shall provide Landlord with written notice of such

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modifications, alterations or improvements not less than fifteen (15) days prior to the commencement thereof along with copies of plans, specifications and other materials describing such work in reasonable detail. Any modifications or alterations consented to by Landlord shall be completed in a good, workmanlike and lien-free manner, in accordance with all applicable laws, codes, regulations and ordinances and by contractors approved by Landlord. Unless otherwise agreed by the parties hereto, any alterations or improvements to the Premises made by Tenant shall become the property of Landlord; provided, however, Landlord, at its option, may require Tenant to remove any improvements or repair any alterations in order to restore the Premises to the condition existing at the time Tenant took possession. Tenant, at the time it requests approval for a proposed alteration, may request in writing that Landlord advise Tenant whether the alteration or any portion of the alteration must be removed at the end of the Lease term. Within thirty (30) days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the alteration are required to be removed. Notwithstanding the foregoing, Tenant may remove any moveable equipment or trade fixtures owned by Tenant during the term of this Lease, provided that any damage caused by such removal shall be repaired by Tenant in a manner acceptable to Landlord.

7. Return of Premises. Except as specifically provided herein, Tenant agrees to return the Premises to Landlord at the expiration or prior termination of this Lease in the same condition and repair as when first received, normal wear and tear excepted. Tenant agrees to remove its moveable equipment and trade fixtures from the Premises at the expiration or prior termination of this Lease. Tenant shall immediately repair any damage arising out of any such removal in a manner reasonably acceptable to Landlord.

8. Destruction of or Damage to Premises. If the whole or any part of the Premises shall be damaged or destroyed by any casualty, then the base rental payable by Tenant to Landlord hereunder shall be equitably abated or adjusted, as the case may be, in light of the impairment to that portion of the Premises of which Tenant is deprived on account of such damage or destruction or the work of repair, restoration, replacement or rebuilding. In the event of any damage to any portion of the Premises, except with respect to those structural components of the roof, foundation and exterior walls of the Improvements for which Landlord is responsible pursuant to Paragraph 9 of Exhibit B attached hereto, Tenant shall immediately repair, restore, replace or rebuild the Premises to substantially the condition in which the Premises were immediately before such damage or destruction, in accordance with the specifications reasonably approved by Landlord. Tenant shall diligently execute such repair, restoration, replacement or rebuilding without delay or interruption. Without limiting that obligation of Tenant, Landlord shall make available to Tenant any proceeds that Landlord actually has received from the property insurance policy described in Paragraph 21 below in connection with such damage or destruction; provided, however, Landlord shall not be obligated to pay to Tenant more than the total cost of such repairs and restoration (as evidenced by paid invoices delivered to Landlord). All such repairs and restoration shall be performed by contractors reasonably approved by Landlord and shall be performed in a good, workmanlike and lien-free manner in accordance with plans and specifications approved by Landlord. Landlord shall be entitled to require performance bonds or other similar protections to protect Landlord’s interest in the Premises from becoming subject to any mechanics or materialmen liens. Notwithstanding anything to the contrary contained herein, if that damage or destruction occurs during the last three (3) years of the Term and the estimated cost to repair exceeds twenty-five percent (25 per cent) of the full replacement cost of the Premises, or damage to the Premises renders the Premises unusable for Tenant’s purposes, either Landlord or Tenant may elect to terminate this Lease by written notice served on the other party within sixty (60) days after the occurrence of such damage or destruction. On such termination, base rental, Taxes (as hereinafter defined) and any other

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sums payable by Tenant to Landlord hereunder shall be prorated as of the termination date. If all or substantially all of the Premises are destroyed by storm, fire, lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction, and rental shall be accounted for as between Landlord and Tenant as of that date. In the event of such termination, rental shall be prorated and paid up to the date of such casualty. In no event shall Tenant have any right to terminate this Lease if the casualty in question was caused or contributed to by Tenant, its agents, employees, contractors or invitees.

9. Indemnity. Except to the extent caused by Landlord’s negligence, intentional misconduct or breach of this Lease, Tenant agrees to indemnify, defend and save harmless Landlord, Landlord’s parent companies, subsidiaries, affiliates, lessors, licensors, and subsidiaries of parent companies (collectively the “Landlord Related Entities”) and Landlord’s and Landlord’s Related Entities’ officers, directors, members, shareholders, lenders, agents and employees (collectively the “Landlord Entities”) against all claims (including but not limited to claims for bodily injury, death or property damage), economic losses, liabilities, costs, injuries, damages, actions, mechanic’s liens, losses and expenses (including but not limited to reasonable attorney’s fees and costs) to whomsoever, including, but not limited to, Tenant’s agents, workmen, servants or employees (collectively, “Tenant Claims”) to the extent caused by Tenant’s negligence, intentional misconduct or breach of this Lease or otherwise arising out of or relating to Tenant’s use or occupancy of the Premises.

Except to the extent of Tenant’s negligence, intentional misconduct or breach of this Lease, Landlord agrees to indemnify, defend and save harmless Tenant, Tenant’s parent companies, subsidiaries, affiliates, lessors, licensors, and subsidiaries of parent companies (collectively the “Tenant Related Entities”) and Tenant’s and Tenant’s Related Entities’ officers, directors, members, shareholders, lenders, agents and employees (collectively the “Tenant Entities”) against all claims (including but not limited to claims for bodily injury, death or property damage), economic losses, liabilities, costs, injuries, damages, actions, mechanic’s liens, losses and expenses (including but not limited to reasonable attorney’s fees and costs) to whomsoever, including, but not limited to, Landlord’s agents, workmen, servants or employees, (collectively, “Landlord Claims”) to the extent caused by Landlord’s negligence, intentional misconduct or breach of this Lease.

10. Governmental Orders. Tenant agrees, at its own expense, to comply with all laws, orders, regulations, ordinances or restrictions applicable by reason of Tenant’s use or occupancy of the Premises or operation of its business, except that the correction of any violations that existed prior to the first day of the term of this Lease shall be corrected at the sole expense of Landlord except to the extent that such violations were known to Tenant and exacerbated by activities at the Premises performed by or on behalf of Tenant.

11. Condemnation. If all or a portion of the Premises shall be condemned by any legally constituted authority for any public use or purpose, or sold under threat of condemnation, then this Lease shall terminate as to the part so taken as of the date of taken, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant if such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as to render the Premises unusable for Tenant’s purposes. All condemnation awards shall belong to Landlord; provided, however, to the extent permitted under applicable law, Tenant shall be entitled to file a separate claim against the condemning authority for loss of its personal property and moving expenses so long as the filing of such claim does not affect or reduce Landlord’s claim as to such awards or proceeds. In the event of a partial taking of the Premises that does not result in a

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termination of the Lease, base rental, Taxes and any other sums payable by Tenant to Landlord hereunder shall be equitably reduced, as reasonable determined by Landlord.

12. Assignment. Tenant may not assign this Lease or any interest thereunder or sublet the Premises in whole or in part or allow all or a portion of the Premises to be used by a third party without the prior written consent of Landlord. If Tenant is a corporation, partnership, limited liability company or other entity, the transfer of more than fifty percent (50%) of the ownership interests of Tenant or the transfer of a lesser percentage which results in a transfer of control of Tenant (WHICH INCLUDES, WITHOUT LIMITATION, TRANSACTIONS IN WHICH TENANT SELLS ITS BUSINESS, SELLS ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF ITS BUSINESS OR MERGES OR CONSOLIDATES WITH ANOTHER ENTITY), whether in one transaction or a series of related transactions, shall constitute an assignment for purposes of this Lease. All requests for an assignment or sublease shall be accompanied by a copy of the proposed business terms and an administrative fee in the amount of $750.00. Any assignee shall become liable directly to Landlord for all obligations of Tenant hereunder. No such assignment or sublease nor any subsequent amendment of this Lease shall release Tenant or any guarantor of Tenant’s obligations hereunder. If any such subtenant or assignee pays rental in excess of the rental due hereunder or if Tenant receives any other consideration on account of any such assignment or sublease, Tenant shall pay to Landlord, as additional rental, one-half of such excess rental or other consideration (net of related expenses) upon the receipt thereof. Any assignment or sublease made in violation of this Paragraph 12 shall be void and shall constitute a default hereunder. Notwithstanding the foregoing, provided that Tenant is not then in default of this Lease beyond any applicable period for the cure thereof, Tenant shall be entitled to assign this Lease in connection with a merger, consolidation, recapitalization or other business combination transaction, without Landlord’s consent, but only after written notice to Landlord and after paying to Landlord the administrative fee described above, provided that the tangible net worth of the surviving entity in any such merger, consolidation or business reorganization transaction is not less than the tangible net worth of Tenant immediately prior to such transaction and such surviving entity executes an agreement, in form and substance satisfactory to Landlord, which memorializes that such surviving corporation shall be fully liable for the performance of the obligations of Tenant under this Lease. If requested by Landlord, Tenant shall provided Landlord audited or certified financial statements to evidence the satisfaction of the tangible net worth requirement provided above.

Landlord will not unreasonably withhold or delay its consent to a proposed assignment or sublease. In determining the reasonableness of Landlord’s decision to withhold or grant its consent to any proposed assignment or sublease, Landlord may take into consideration all relevant factors surrounding the proposed assignment or sublease, including, without limitation, the following:

(a)	The business reputation of the proposed subtenant or assignee and its officer or directors.

(b)	The nature of the business and the proposed use of the Premises by the proposed subtenant or assignee in relation to restrictions, if any, affecting the Premises.

(c)	The financial condition of the proposed subtenant or assignee.

Notwithstanding anything to the contrary in this Paragraph 12, a public offering of equity securities of Tenant which results in Tenant’s stock being traded on a securities exchange, including, but

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not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System, shall not be considered an assignment, sublease or other such transaction for purposes of this Lease.

13. Environmental. Tenant covenants that neither Tenant, nor any of its agents, employees, contractors or invitees shall cause any aboveground or underground storage tanks or associated piping (collectively “Tanks”) to be located on or under the Premises or any Hazardous Materials (as hereinafter defined) to be stored or handled on the Premises, except that Tenant may bring onto the Premises for its use in its operations commercial products (identified by name or type in Exhibit G attached hereto) as long as such use and incidental storage is done in compliance with applicable Environmental Laws, as that term is defined below. Tenant shall comply, at its own expense, with any and all applicable laws, ordinances, rules, regulations and requirements respecting solid waste, hazardous waste, air, water, pollution or otherwise relating to the environment or health and safety (collectively “Environmental Laws”). Tenant shall not under any circumstance treat, release or dispose of trash, debris or wastes or Hazardous Materials on the Premises and will not conduct any activities on the Premises which require a hazardous waste treatment, storage or disposal permit. As used herein, the term “Hazardous Materials” means asbestos, polychlorinated biphenyls, oil, gasoline or other petroleum based liquids, and any and all other materials or substances deemed hazardous or toxic or regulated by applicable laws, including but not limited to substances defined as hazardous under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 6901 et seq. (or any state counterpart to the foregoing statutes) or determined to present the unreasonable risk of injury to health or the environment under the Toxic Substances Control Act, as amended, 15 U.S.C. 2601 et seq. In addition, Landlord requires that Tenant obtain in Tenant’s own name all environmental permits Tenant must have to conduct its operations on the Premises. It is expressly understood that Tenant cannot use any environmental permits that may have been issued to Landlord to conduct Tenant’s operations, and Tenant likewise cannot convey any process water discharges to or through Landlord’s wastewater treatment plant. However, the foregoing permit restriction does not apply to the provision of certain utilities by Landlord to Tenant as set forth in Paragraph 4 of Exhibit B attached hereto to the extent Landlord can provide same as contemplated by said provision.

Tenant shall indemnify, defend and hold the Landlord Entities harmless from and against any and all claims, judgments, damages, penalties, fines, costs (including without limitation, consultant’s fees, experts’ fees, reasonable attorney’s fees, investigation and cleanup costs and courts costs), liabilities or losses resulting from (1) the storage, handling, treatment, release, disposal, presence or use of Hazardous Materials in, on or about the Premises from and after the date of this Lease or (2) the violation by Tenant of any provision of any Environmental Laws. Landlord shall indemnify, defend and hold the Tenant Entities harmless from and against any and all claims, judgments, damages, penalties, fines, costs (including without limitation, consultant’s fees, experts’ fees, reasonable attorney’s fees, investigation and cleanup costs and courts costs), liabilities or losses resulting from (1) the storage, handling, treatment, release, disposal, presence or use of Hazardous Materials in, on or about the Premises prior to the date of this Lease or (2) the violation by Landlord of any provision of any Environmental Laws pertaining to the Premises that occurred prior to the date of this Lease.

Without limiting the generality of the foregoing indemnity, in the event Landlord has reason to believe that the covenants set forth in this Paragraph 13 have been violated by Tenant, Landlord shall be entitled, at Tenant’s sole expense, to take such actions as Landlord deems necessary in order to assess, contain, delineate and/or remediate any condition created by such violation. Any sums expended by Landlord shall be reimbursed by Tenant, as additional rental, within thirty (30) days after demand therefor by Landlord. Landlord has the right to enter the Premises at all reasonable times for purposes of inspecting

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the Premises in order to evaluate Tenant’s compliance with the convenants of this Paragraph 13. In the event Tenant delivers or receives any notices or materials from any governmental or quasi-governmental entity and such notices or materials relate to Tanks or Hazardous Materials in, on or about the Premises, Tenant shall immediately send to Landlord a copy of such notices or materials. Tenant shall also provide Landlord with a detailed report relating to any release of a Hazardous Material in, on or about the Premises whenever such release is required to be reported to governmental authorities pursuant to the Environmental Laws. Upon the expiration or earlier termination of this Lease, Landlord shall have the right to cause to be performed such environmental studies of the Premises by an environmental consultant as are necessary to determine whether any Hazardous Materials have been stored, handled, treated, released, brought upon or disposed of on the Premises during the term of this Lease in violation of the terms hereof. If any such study reveals any violation of this Lease by Tenant, its agents, employees, contractors or invitees, Tenant shall promptly reimburse Landlord for the costs of such studies and Tenant shall immediately undertake a further investigation, if necessary, and remediation of such contamination. Landlord may undertake such investigation and remediation if Tenant fails to do so within a reasonable time frame, in which case Tenant shall promptly reimburse Landlord for the cost of same within thirty (30) days after demand therefore by Landlord. The obligations of this Paragraph 13 shall survive the expiration or earlier termination of this Lease.

14. Default; Remedies. In the event (i) any payment of rental or other sum due hereunder is not paid within ten (10) days after Tenant’s receipt of written notice that such sum was not paid by the due date thereof; (ii) Tenant shall fail to comply with any term, provision, condition or covenant of this Lease, other than an obligation requiring the payment of rental or other sums hereunder, and shall not cure such failure within thirty (30) days after notice to the Tenant of such failure to comply, or if such failure cannot reasonably be cured within such thirty (30) day period, then Tenant shall have failed to commence such cure within thirty (30) days after notice, diligently pursued such cure thereafter and completed such cure not later than ninety (90) days after notice; (iii) Tenant shall attempt to violate or violate Paragraph 12 above; or (iv) Tenant shall file a petition under any applicable federal or state bankruptcy or insolvency law or have any involuntary petition filed thereunder against it, then Landlord, in addition to any remedy available at law or in equity, shall have the option to do any one or more of the following:

(a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. Tenant agrees to indemnify the Landlord Entities for all loss, damage and expense which Landlord may suffer by reason of such termination.

(b) Without terminating this Lease, terminate Tenant’s right of possession, whereupon rental shall continue to accrue and be owed by Tenant hereunder. Thereafter, at Landlord’s option, Landlord may enter upon and relet all or a portion of the Premises (or relet the Premises together with any additional space) for a term longer or shorter than the remaining term hereunder and otherwise on terms satisfactory to Landlord. Tenant shall be liable to Landlord for the deficiency, if any, between Tenant’s rental hereunder and all net sums received by Landlord on account of such reletting (after deducting all costs incurred by Landlord in connection with any such reletting, including without limitation, tenant improvement costs, brokerage commissions and attorney’s fees).

(c) Pursue a dispossessory, eviction or other similar action against Tenant, in which event Tenant shall remain liable for all amounts owed hereunder, including amounts accruing hereunder from and after the date that a writ of possession is issued.

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(d) Perform any unperformed obligation of Tenant, including, but not limited to, cleaning up any trash, debris or property remaining in or about the Premises upon the expiration or earlier termination of this Lease. Any sums expended by Landlord shall be repaid by Tenant, as additional rental, within ten (10) days after demand therefor by Landlord.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies available at law or in equity. Tenant agrees to pay all costs and expenses, including, but not limited to, reasonable attorney’s fees and consultant’s fees, incurred by Landlord in connection with enforcing the performance of any of the provisions of this Lease, whether suit is actually filed or not. Acceptance of rental or any other sums paid by Tenant shall not constitute the waiver by Landlord of any of the terms of this Lease or any default by Tenant hereunder. Landlord shall be required to mitigate damages only to the extent required by the laws of the Commonwealth of Virginia. If the laws of the Commonwealth of Virginia require Landlord to mitigate damages then (i) Landlord shall have no obligation to treat preferentially the Premises compared to other premises Landlord has available for leasing; (ii) Landlord shall not be obligated to expend any efforts or any monies beyond those Landlord would expend in the ordinary course of leasing space; and (iii) in evaluating a prospective reletting of the Premises, the term, rental, use and the reputation, experience and financial standing of prospective tenants are factors which Landlord may properly consider.

15. Signs; Entry by Landlord. Landlord may place “For Lease” signs upon the Premises one hundred twenty (120) days before the termination of this Lease and may place “For Sale” signs upon the Premises at any time. Landlord may enter the Premises with prior notice to Tenant at reasonable hours during the term of this Lease (a) to show the same to prospective purchasers or tenants, (b) to make repairs to Landlord’s adjoining property, if any, (c) to inspect the Premises in order to evaluate Tenant’s compliance with the convenants set forth in this Lease, or (d) to perform activities otherwise permitted or contemplated hereby.

16. No Estate in Land. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; Tenant’s interest is not assignable by Tenant except as provided in Paragraph 12, above.

17. Holding Over. If Tenant remains in possession of the Premises after expiration or earlier termination of the term hereof with Landlord’s written consent, Tenant shall be a month-to-month tenant upon all the same terms and conditions as contained in this Lease, and there shall be no renewal of this Lease by operation of law. Such month-to-month tenancy shall be terminable upon thirty (30) days written notice by either party to the other. Tenant waives any right that it may have to additional notice pursuant to applicable law. If Tenant remains in possession of the Premises after the expiration or earlier termination of the term hereof without Landlord’s written consent, Tenant shall be a tenant at sufferance subject to immediate eviction. In such event, in addition to paying Landlord any damages resulting from such holdover, Tenant shall pay base rental at the rate of one hundred fifty percent (150%) of the then current base rental; ***. In such circumstance, acceptance of base rental by Landlord shall not constitute consent or agreement by Landlord to Tenant’s holding over and shall not waive Landlord’s right to evict Tenant immediately.

18. Notices. Any notice given pursuant to this Lease shall be in writing and sent by certified mail, return receipt requested, by hand delivery or by reputable overnight courier to:

(a) Landlord: c/o Director Real Estate, Norfolk Southern Corporation, 1200 Peachtree Street, NE, 12th Floor, Atlanta, Georgia 30309, Facsimile No.: 404/653-3430 and c/o AVP Material Management, 110 Franklin Road, SE, Box 72, Roanoke, Virginia 24042, Facsimile No. 540/855-6230, or at such other address as Landlord may designate in writing to Tenant.

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(b) Tenant: 17 Johns Street, Johnstown, Pennsylvania 15901 Facsimile No.: 814/533-5070 Attention: President, or at such other address as Tenant may designate in writing to Landlord.

Any notice sent in the manner set forth above shall be deemed delivered three (3) days after said notice is deposited in the mail if sent by certified mail (return receipt requested), or upon receipt if sent by hand delivery or reputable overnight courier. Any change of notice address by either party shall be delivered to the other party by the manner of notice required hereby.

19. Track Clearance. Notwithstanding anything contained in this Lease, and irrespective of the sole, joint, or concurring negligence of Landlord, Tenant shall assume sole responsibility for and shall indemnify, save harmless and defend the Landlord Entities from and against all claims, actions or legal proceedings arising, in whole or in part, from the conduct of Tenant’s operations, or the placement of Tenant’s fixtures, equipment or other property, within twenty-five feet (25’) of Landlord’s tracks, if any, located on or adjacent to the Premises. In this connection it is specifically understood that knowledge on the part of Landlord of a violation of the foregoing clearance requirement, whether such knowledge is actual or implied, shall not constitute a waiver and shall not relieve Tenant of its obligations to indemnify the Landlord Entities for losses and claims resulting from any such violation.

20. Brokerage. Landlord and Tenant hereby covenant and agree to indemnify and hold the other harmless from and against any and all loss, liability, damage, claim, judgment, cost and expense (including without limitation attorney’s fees and litigation costs) that may be incurred or suffered by the other because of any claim for any fee, commission or similar compensation with respect to this Lease, made by any broker, agent or finder claiming by, through or under the indemnifying party, whether or not such claim is valid.

21. Tenant’s Insurance. Tenant shall procure and maintain, at all times and at its expense, in a form and with an insurance company acceptable to Landlord, the following types of insurance:

(a) Workers’ Compensation Insurance to meet fully the requirement of any compensation act, plan or legislative enactment applicable in connection with the death, disability or injury of Licensee’s officers, agents, servants or employees arising directly or indirectly out of the performance of this Lease;

(b) Employers’ Liability Insurance with limits of not less than $500,000 each accident, $500,000 policy limit for disease, and $500,000 each employee for disease;

(c) Automobile Liability Insurance with a combined single limit of not less than $500,000 each occurrence for injury to or death of persons and damage to or loss or destruction of property arising out of the use of owned or non-owned vehicles;

10

(d) Commercial General Liability Insurance for the Premises having a single limit of not less than $5,000,000.00 for each occurrence, covering Tenant’s contractual liability hereunder, and covering Tenant and Landlord for liability arising out of work performed by any third parties for Tenant in or about the Premises; and

(e) property insurance at replacement cost value to cover the Improvements upon the Premises.

Each of the foregoing types of coverage shall name the Landlord Entities as additional insureds and be considered primary and noncontributory, regardless of any insurance carried by Landlord; provided, however, Landlord shall be the loss payee under the property insurance policy. Tenant shall deliver certificates of insurance evidencing the insurance required hereinabove to Landlord simultaneously with the execution of this Lease by Tenant, which certificates shall reflect that the policies shall not be canceled without at least thirty (30) days prior notice to Landlord. If Tenant fails to obtain the necessary coverages, Landlord may do so at Tenant’s expense and the same shall constitute additional rental. All insurance certificates should be delivered to Landlord’s Risk Management Department, Three Commercial Place, Norfolk, Virginia 23510, simultaneously with the execution of this Lease by Tenant. The minimum limits of insurance provided for hereunder are not intended to be a limitation on the liability of Tenant hereunder and shall not waive Landlord’s right to seek a full recovery from Tenant.

Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s property, leasehold improvements, the buildings, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

22. Taxes. Each year during the term of this Lease, Tenant agrees to reimburse Landlord, as additional rental, for all real estate taxes and assessments (regular or special) pertaining to the Premises, paid by Landlord with respect to the Premises over and above the annual sum of $75,000 (“Taxes”) which sum has been included in the base rental described in Paragraph 3 of this Lease. Landlord has been advised by representatives of the City of Roanoke that the Premises shall be separately assessed as of January 1, 2005. Landlord may, but shall not be obligated to, invoice Tenant for the estimated Taxes for each calendar year (but no more frequently than monthly), which amount shall be adjusted each year based upon anticipated Taxes. If the Premises are part of a larger tract, the Taxes for which Tenant is responsible for reimbursing Landlord pursuant to the terms hereof shall be the share of such total Taxes that Landlord reasonably determines are applicable to the Premises, giving due consideration to the relative value of the Premises and the value of the land and improvements reflected in the applicable tax valuation. Upon request from Tenant, Landlord shall provide Tenant with copies of tax bills for the Taxes. If Landlord has been invoicing Tenant for Taxes and the tax bills indicate that the total of the payments made by Tenant exceeds the amount of Taxes applicable to the Premises, Landlord shall credit any such amount against the Tax reimbursement payment next coming due. In the event the accounting shows that the total of the Tax payments made by Tenant is less than the amount of Tax payment due from Tenant under this Paragraph, the accounting shall be accompanied by an invoice for the additional payment. During the year in which this Lease terminates, Landlord shall have the option to invoice Tenant for Taxes based upon the previous year’s Taxes. If this Lease commences on a day other than the first day of a tax year or ends on a day other than the last day of a tax year, the amount of any Taxes payable by Tenant applicable to the year in which the term commences or ends shall be prorated. Tenant

11

agrees to pay any sum due under this Paragraph within ten (10) days following receipt of the invoice showing the amount due.

23. Joint and Several. If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

24. No Warranties; Entire Agreement. TENANT ACCEPTS THE PREMISES “AS IS” WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER IMPLIED WARRANTIES. TENANT ACKNOWLEDGES THAT THE PREMISES MAY CONTAIN ASBESTOS OR LEAD-BASED PAINT AND SHOULD CONDUCT ANY RENOVATION OR CONSTRUCTION ACTIVITIES OF THE IMPROVEMENTS IN ACCORDANCE WITH ENVIRONMENTAL LAWS, INCLUDING WITHOUT LIMITATION, APPLICABLE FEDERAL OR STATE EPA OR OSHA REGULATIONS. LANDLORD SHALL NOT BE LIABLE FOR, AND TENANT HEREBY RELEASES LANDLORD FROM ALL CLAIMS FOR ECONOMIC LOSSES AND ALL OTHER DAMAGE OF ANY NATURE WHATSOEVER ACCRUING TO TENANT, INCLUDING, BUT NOT LIMITED TO THE VALUE OF ANY BUILDINGS, STRUCTURES OR IMPROVEMENTS OF TENANT UPON THE PREMISES, RESULTING FROM OR ARISING BY REASON OF ANY DEFICIENCY, INSUFFICIENCY OR FAILURE OF TITLE OF LANDLORD. IN NO EVENT SHALL EITHER LANDLORD OR TENANT BE LIABLE TO THE OTHER PARTY HERETO FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS, COST OF CAPITAL OR BUSINESS INTERRUPTION EXPENSES) ARISING OUT OF OR RELATED TO THIS LEASE, EVEN IF LANDLORD OR TENANT, AS THE CASE MAY BE, HAS BEEN ADVISED OR SHOULD HAVE BEEN AWARE OF THE POSSIBILITY OF SUCH DAMAGES. THIS LEASE CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES HERETO AS TO THE PREMISES, AND NO REPRESENTATIONS, INDUCEMENTS, PROMISES OR AGREEMENTS, ORAL OR OTHERWISE, BETWEEN THE PARTIES, NOT EMBODIED HEREIN, SHALL BE OF ANY FORCE OR EFFECT.

25. Survival. The provisions of Paragraphs 6, 7, 9, 13, 17, 20 and 22 of this Lease, Paragraphs 5, 10, 12 and 13 of Exhibit B attached hereto, Appendix 1 of Exhibit B attached hereto, and Paragraphs 5, 6 and 11 of Exhibit D attached hereto shall survive the expiration or earlier termination of this Lease.

26. Miscellaneous. Knowledge on the part of Landlord or any employee, agent or representative of Landlord of any violation of any of the terms of this Lease by Tenant shall constitute neither negligence nor consent on the part of Landlord, and shall in no event relieve Tenant of any of the responsibilities and obligations assumed by Tenant in this Lease. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law. No failure of one party to exercise any power hereunder, or to insist upon strict compliance by the other party with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of such party’s right to demand exact compliance with the terms hereof. Subject to the terms of Paragraph 12 above, this Lease shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of Landlord and Tenant. If any term, covenant or condition of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or

12

condition to persons, entities or circumstances other than those which or to which used may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law. Time is of the essence in this Lease. Neither party shall be bound hereunder until such time as both parties have signed this Lease. This Lease shall be governed by the laws of the State or Commonwealth in which the Premises are located.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, effective the day and year first above written.

Witness:		LANDLORD:

/s/ MARILYN L. FLOTTMAN		NORFOLK SOUTHERN RAILWAY COMPANY,
Signature		a Virginia corporation
Name:	Marilyn L. Flottman
		By:	/s/ F. BLAIR WIMBUSH
		Name:	F. Blair Wimbush
Witness:		Title:	Vice President

/s/ J. COLEMAN LAWRENCE		Date of Landlord Signature: December 16, 2004
Signature
Name:	J. Coleman Lawrence	[SEAL]

Witness:		TENANT:

/s/ AMANDA J. HARRINGTON		JOHNSTOWN AMERICA CORPORATION,
Signature		a Delaware corporation
Name:	Amanda J. Harrington
		By:	/s/ JOHN E. CARROLL, JR.
		Name:	John E. Carroll, Jr.
Witness:		Title:	President

/s/ CHARLES E. HOWARD		Date of Tenant Signature: December 22, 2004
Signature
Name:	Charles E. Howard	[SEAL]

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Exhibit A

EXHIBIT B

RIDER TO LEASE AGREEMENT DATED DECEMBER 20, 2004 BY AND BETWEEN NORFOLK SOUTHERN RAILWAY COMPANY, AS LANDLORD, AND JOHNSTOWN AMERICA CORPORATION, AS TENANT

This Rider is attached to and made a part of the referenced Lease Agreement. In the event of an inconsistency between the terms of this Rider and the terms of the Lease Agreement, the terms of this Rider shall control.

1. Renewal of Term. Subject to the termination rights of Landlord set out in either this Exhibit B or in the Lease Agreement and provided that Tenant is not in default at the time Tenant gives the applicable Renewal Notice (as hereinafter defined) to Landlord or at the time the then applicable term of this Lease would otherwise expire, Tenant shall have the right to renew the term of this Lease for one (1) period of ten (10) years (the “Renewal Term”) by giving written notice (the “Renewal Notice”) to Landlord no later than twelve (12) months prior to the expiration of the Initial Term. The renewal shall be on the same terms and conditions as are applicable during the Initial Term except that the amount of the initial monthly base rental for the Renewal Term (the “Initial Renewal Rental”) shall be based on the fair market rental for the Premises, as determined by Landlord in good faith (but the monthly base rental shall not decrease). Commencing on the first anniversary of the first day of the Renewal Term (the “Renewal Commencement Date”), the monthly base rental thereafter shall be subject to an annual adjustment based on the percentage increase of the Producer Price Index, as hereinafter described. Landlord and Tenant shall have forty-five (45) days from the receipt of Tenant’s notice of renewal to come to an agreement as to the amount of Initial Renewal Rental to be paid by Tenant. Notwithstanding anything to the contrary in this Lease, in no event shall the Initial Renewal Rental, whether determined by the parties hereto or through the arbitration process described below, be less than the monthly base rental in effect at the expiration of the Initial Term.

Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Renewal Rental within such forty-five (45) day period (the “Negotiation Period”), Tenant, by written notice delivered to Landlord (the “Arbitration Notice”) within five (5) days after the expiration of the Negotiation Period, shall have the right to elect to renew the term of this Lease for the Renewal Term (which shall establish a binding obligation for Tenant’s lease of the Premises for the Renewal Term) and have the Initial Renewal Rental determined in accordance with the arbitration procedures described below. If Landlord and Tenant fail to agree upon the Initial Renewal Rental within the Negotiation Period and Tenant fails to send the Arbitration Notice as provided above, Tenant’s renewal right shall be deemed to be null and void and of no further force and effect, and the term of this Lease shall expire as provided in Paragraph 2 of this Lease.

If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within thirty (30) days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its proposed Initial Renewal Rental (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then the Initial Renewal Rental shall be the average of the two Estimates. If the Initial Renewal Rental is not resolved by the exchange of Estimates, then, within ten (10) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the fair market rental for the Premises at the commencement of the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have working knowledge of current rental rates and practices for appropriately relevant properties. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to determine which of the two Estimates most closely reflects the fair market rental for the Premises at the commencement of the Renewal Term. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Initial Renewal Rental. If either Landlord or Tenant fails to appoint an appraiser within the ten (10) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the monthly base rental within thirty (30) days after their appointment, then, within ten (10) days after the expiration of such thirty (30) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the fair market rental for the Premises at the commencement of the Renewal Term, and such Estimate shall be binding on both Landlord and Tenant as the Initial Renewal Rental. The parties shall share equally in the costs of the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

If the Initial Renewal Rental has not been determined by the commencement date of the Renewal Term, Tenant shall pay monthly base rental upon the terms and conditions in effect during the last month of the Initial Term until such time as the Initial Renewal Rental has been determined. Upon such determination, the monthly base rental for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises. If such adjustment results in an underpayment of monthly base rental by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof.

The monthly base rental shall be increased (and not decreased) during each year of the Renewal Term by the percentage of increase, if any, in the United States, Bureau of Labor Statistics Producer Price Index – Finished Goods (final and not seasonally adjusted) (“Index”) as set forth below. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised. The “Adjustment Date” shall mean the first anniversary of the Renewal Commencement Date and each anniversary thereof during the Renewal Term. The non-preliminary Index published nearest to the Renewal Commencement Date shall be the “Base Index”. The non-preliminary Index published nearest to the Adjustment Date shall be the “Adjustment Index”. On each Adjustment Date, the monthly base rental shall be adjusted by multiplying the Initial Renewal Rental by a fraction, the numerator of which fraction is the applicable Adjustment Index and the denominator of which fraction is the Base Index. The amount so determined shall be the monthly base rental payable under the Lease beginning on the applicable Adjustment Date and until the next Adjustment Date (if any).

2. Use of the Tracks; Governmental Grants. Without in any way affecting Tenant’s insurance or indemnity obligations set forth in the Lease, the provisions set forth in Exhibit D attached hereto shall govern Tenant’s operation of rail cars on the Tracks. In the event of an inconsistency between the terms of Exhibit D and the terms of the Lease Agreement, the terms of Exhibit D shall control. Paragraph 19 of the Lease shall not apply to the Tracks. ***. All Track Improvements shall, upon completion, become the property of Landlord and remain with the Premises following the expiration or earlier termination of the term of this Lease.

3. Tenant Right to Suspend Operations. ***

4. Provision of Certain Utilities by Landlord; Estimated Utility Expenses. Except as set forth below in this Section, Landlord will use its reasonable efforts to provide or cause to be provided electricity, steam, potable water and compressed air services to the Premises (collectively, the “Landlord-Provided Utilities”) during the term of this Lease. However, Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations under this Lease, to stop or interrupt or reduce any of the Landlord-Provided Utilities, or to stop, interrupt or reduce any other utility services provided to the Premises, whenever and for so long as may be necessary, in Landlord’s reasonable judgment, by reason of (i) accidents or emergencies, (ii) the making of repairs or changes that Landlord in good faith considers necessary or which it is required or permitted by this Lease or by law to make, (iii) the selection, by written notice delivered to Tenant at least ninety (90) days prior to the effective date thereof, of a third party company to provide some or all of the Landlord-Provided Utilities, (iv) difficulty in securing proper supplies of electricity, steam, compressed air or supplies related thereto, or (v) the compliance by Landlord with governmental, quasi-governmental or utility company energy conservation measures. In addition to the foregoing, Landlord shall have the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations under this Lease, to stop any of the Landlord-Provided Utilities by written notice delivered to Tenant at least six (6) months prior to the effective date thereof; provided, however, in the event that steam utility service is stopped by Landlord, Landlord shall, at its expense, cause an air compressor to be installed at the Premises that has a size and capacity adequate to support all rail car manufacturing processes then being performed at the Premises.

Landlord shall, on an interruption of the Landlord-Provided Utilities or any other utility service provided to the Premises, use its reasonable efforts to cause the service to be resumed as soon as practicable. However, no interruption or stoppage of any services shall ever be construed as an eviction of Tenant nor will interruption or stoppage cause an abatement of the base rental payable under this Lease or in any manner relieve Tenant from any of Tenant’s obligations under this Lease.

5. Payment of Utility Expenses. Landlord estimates that the initial monthly expenses for the utilities currently provided to the Premises shall be as follows as of the Rental Commencement Date:

Electricity:	$	***
Steam (including compressed air)	$	***
Potable Water	$	***

Total	$	***

Tenant shall, from time to time during the term of this Lease pay to Landlord as additional rental hereunder, along with Tenant’s monthly installments of base rental, all expenses for utility services provided to the Premises that are not directly paid by Tenant to the provider of such utility services (collectively, the “Utility Expenses”), which shall initially be established at $*** for the first Lease Year, or $*** per month. As soon as practicable, Landlord shall, following the Contingency Deadline (as hereinafter defined), install meters so as to isolate Tenant’s consumption of all utility services (other than steam) at the Premises. During the term of this Lease, Landlord shall have the right to make a good faith estimate of the Utility Expenses for each upcoming Lease Year and, upon thirty (30) days’ notice to Tenant, to require the monthly payment by Tenant of one-twelfth (1/12th) of such estimated Utility Expenses. Within sixty (60) days after the expiration of each Lease Year, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord’s actual Utility Expenses for the previous Lease Year, and Landlord shall notify Tenant of the amount of the Utility Expenses owing by Tenant to Landlord, showing the calculations thereof which result from such statement. Tenant agrees to promptly pay Landlord, as additional rental, all Utility Expenses which have not been previously paid as estimated Utility Expenses. If for any calendar year additional rental collected for the prior Lease Year, as a result of Landlord’s estimate of Utility Expenses, is greater than the additional rental actually due during such prior Lease Year, then Landlord shall refund to Tenant any such overpayment or, at Landlord’s option, apply such amount against subsequent Utility Expenses due under the Lease.

6. Capital Improvements; Credit Against Base Rental. During the first Lease Year, Tenant shall have the right to undertake certain capital repairs and to design and construct certain alterations and improvements to the Premises, some of which capital repairs, alterations and improvements are listed on Exhibit F attached hereto and incorporated herein by this reference (collectively, the “Planned Capital Improvements”). ***

All Planned Capital Improvements and Additional Capital Improvements shall, upon completion, become the property of Landlord and remain with the Premises following the expiration or earlier termination of the term of this Lease.

7. Use and Replacement of Equipment. (a) Tenant shall be responsible for replacement of the short-life machining tools and fixtures owned by Landlord and located upon or about the Premises (which may or may not be included within the description of the Equipment set forth in Exhibit C attached hereto) such as welding machines, huck guns, jigs and other equipment (collectively, the “Short-Life Equipment”), the useful lives for which shall expire during the term of this Lease. Once one or more items of Short-Life Equipment are no longer useful to Tenant, Tenant shall deliver the same to Landlord for Landlord’s disposition. No adjustment in the base rental or any other amount due to Landlord under the Lease shall be made for Tenant’s loss of use of any Short-Life Equipment, and Tenant shall be responsible for any required replacement of Short-Life Equipment. (b) Upon the expiration or earlier termination of the term of this Lease, Tenant may remove any machining tools and fixtures purchased by Tenant, but shall not remove any remaining Short-Life Equipment. If the cranes and blast units described in Exhibit C attached hereto, the turntable or any air compressor installed by Landlord (collectively, the “Replacement Equipment”) become inoperable and are incapable of repair, as reasonably determined by Landlord, Landlord shall be responsible for the replacement (but not repair) of such Replacement Equipment unless such replacement is necessitated due to the fault or negligence of Tenant or any of Tenant’s agents, employees, or invitees. Tooling and all other equipment owned by Tenant in the Premises and that has not been classified as a Planned Capital Improvements, Additional Capital Improvements or Replacement Equipment will remain property of Tenant, and Tenant will have the right to remove these items from the property after termination.

8. Phase I Investigation. Within sixty (60) days after the date of this Lease, Landlord shall, it its expense, cause a Phase I environmental investigation (the “Phase I Investigation”) to be performed for the Premises and shall promptly send to Tenant copies of all reports made in connection with the Phase I Investigation (collectively, the “Phase I Reports”). The Phase I Reports shall be deemed Confidential Information (as hereinafter defined). Without in any way affecting the obligations of the parties hereto under Paragraph 13 of this Lease, neither Landlord nor Tenant shall be obligated to perform any additional testing, or take any remedial or other measures, that may be recommended in connection with the Phase I Investigation, except to the extent otherwise required by the terms of this Lease or by applicable law.

9. Landlord’s Repair Obligations. Except for damage caused by Tenant, its agents, employees, contractors and invitees, Landlord shall keep in good repair the structural components of the roof, foundation and exterior walls of the Improvements. Notwithstanding the foregoing, Landlord shall have no obligation to make any repair or maintenance pursuant to this Section unless and until it shall have received written notice from Tenant specifying the need for such maintenance or repairs.

10. Termination.

(A) By Landlord

(1) For Breach by Tenant. Landlord shall have the right to terminate for breach by Tenant as set out in Section 14 of the Lease. There will be no right on part of Tenant to receive *** in the event of a termination under this provision.

(2) For Convenience. Landlord shall have the right to terminate this Lease at any time effective after the fifth (5th) Lease Year and at any time during the period of any renewal term. Such termination by Landlord shall be effected by the delivery of a written notice of termination to Tenant at least twelve (12) months prior to the effective date thereof. ***

(3) Pursuant to Section 3 of this Exhibit B. ***

(B) By Tenant.

(1) Pursuant to Section 3 of this Exhibit B. ***

(2) For Convenience. Tenant shall have the right to terminate this Lease at any time effective after the fifth (5th) Lease Year and at any time during the period of any renewal term. Such termination by Tenant shall be effected by the delivery of a written notice of termination to Tenant at least twelve (12) months prior to the effective date thereof. There will be no right on part of Tenant to receive *** in the event of a termination under this provision.

(C) Other Termination Provisions. The provisions of this Section 10 shall not affect the termination rights set forth in Paragraph 8 (“Destruction of or Damage to Premises”) or Paragraph 11 (“Condemnation”) of the Lease.

11. Access to the Premises. Tenant requires rights to ingress and egress to and from the Premises over certain property owned or controlled by the Roanoke Valley Resource Authority (“RVRA”) and being more particularly described as the “RVRA Property” on Exhibit A attached hereto. Landlord shall use reasonable efforts, at no cost to Landlord, to assist Tenant in the procurement of such ingress and egress rights from RVRA. Tenant acknowledges and agrees that Tenant shall enter into a written agreement with RVRA that grants Tenant such rights and shall send Landlord a copy of such agreement promptly after the execution thereof.

12. Non-solicitation and Engagement of Tenant Employees. Landlord will not offer employment to any Tenant officers, senior managers or other salaried, supervisory employees for a period of one year after terminating this Lease

13. Confidentiality. During the term of this Lease and for a period of five (5) years following the expiration or earlier termination of the term of this Lease, each of Landlord and Tenant agrees to maintain as secret and confidential, and not to disclose to third parties, without the prior written consent of the other party hereto, any rental rates, lease concessions, termination options or other unique terms or conditions contained in this Lease (collectively, “Confidential Information”). Each of Landlord and Tenant acknowledges that such Confidential Information, if disclosed to third parties in a manner prohibited by this paragraph, would be damaging to the other party hereto. Notwithstanding the foregoing, the parties hereto shall have the right, as required in the ordinary course of its business, to disclose this Lease or any part thereof: (a) to their parent companies or any company owned or controlled by such parent companies, directly or indirectly, (b) to their respective auditors, attorneys, brokers and underwriters, (c) to any regulators in response to a request, or (d) in response to a subpoena or other legal process, provided that, in case of a request from regulators or of a subpoena or legal process, Landlord or Tenant, as the case may be, shall endeavor to provide timely written notice to the other party and agrees to provide assistance in obtaining appropriate confidentiality orders.

14. Lease Contingencies. Landlord and Tenant understand and agree that Tenant’s obligations pursuant to this Lease are expressly contingent on the following items (collectively, the Lease

Contingencies”): (i) Tenant obtaining ingress and egress rights to the Premises which are acceptable to Tenant, in Tenant’s sole discretion, (ii) Tenant obtaining labor agreements applicable to the Premises which are acceptable to Tenant, in Tenant’s sole discretion, (iii) Tenant obtaining T-1 and other communications facilities to the Premises which are acceptable to Tenant, in Tenant’s sole discretion, (iv) Tenant obtaining water treatment arrangements for the Premises which are acceptable to Tenant, in Tenant’s sole discretion, (v) Tenant obtaining any and all environmental and other governmental permits and approvals necessary to conduct its intended business in the Premises, in Tenant’s sole discretion, (vi) Tenant obtaining reasonable assurance that Landlord will provide a minimum service level of pulling 50 cars per week from the Premises and make available a location where a unit train of up to 150 rail cars can be assembled for shipping as a unit to Tenant’s customers, and (vii) ***. Immediately following the execution of this Lease, Tenant shall use diligent, good faith efforts to investigate and resolve the Lease Contingencies, and Landlord shall cooperate with such efforts, but at no cost to Landlord. If the Lease Contingencies are not resolved to Tenant’s satisfaction, or are not waived by Tenant, within one hundred twenty (120) days after the Rental Commencement Date, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord no later than the one hundred twenty-fifth (125th) day after the Rental Commencement Date (the “Contingency Deadline”). In the event that Tenant fails to deliver such termination notice to Landlord on or before the Contingency Deadline, then the Lease Contingencies shall be deemed waived by Tenant

15. Quiet Enjoyment. Provided that Tenant pays all rental and performs all of the terms, conditions and covenants of this Lease, Tenant may, subject to the terms and conditions of the Lease, enjoy the quiet and peaceful possession of the Premises for the term of this Lease without hindrance, claim or molestation by Landlord or any other person claiming by, through or under Landlord.

APPENDIX 1 TO EXHIBIT B TO THE LEASE

AGREEMENT DATED DECEMBER       , 2004, BY AND

BETWEEN NORFOLK SOUTHERN RAILWAY

COMPANY, AS LANDLORD, AND JOHNSTOWN

AMERICA CORPORATION, AS TENANT

***

***

***

***

EXHIBIT C

SCHEDULE OF EQUIPMENT

[see attached]

NORFOLK SOUTHERN RAILWAY COMPANY

EAST END CAR SHOP

EQUIPMENT AND MACHINERY LISTING

EXHIBIT C

SUB LOCATION	NSNO	MANUFACTURE	MODEL NO	SERIAL #	CAPACITY	FUEL	DATE	EQUIPMENT TYPE
CAR SHOP-CENTER BAY	8590	LINCOLN	R3M650	303677	400 A		1974/00	WELDER ELECTRIC

CENTER BAY	6282	WHITING		7721	015 TN		1957/12	CRANE OVERHEAD

CENTER BAY	11879	HUCK		89043		ELECTRIC	1991/09	POWERIG

CENTER BAY	51048	SHOP MADE		HA233844			0000/00	CAR PULLER

CENTER BAY	10165	HUCK	918	102			1986/00	POWERIG

CENTER BAY	11622	LIBERTY MACH	SERIES II				1981/00	WELDER C SILL

CENTER BAY	10668	HUCK	906	0184			1982/01	POWERIG

CENTER BAY	51050	HUCK	917	801			1985/00	POWERIG

CENTER BAY	10168	LOGAN CO	6032DGD6	583094			0000/00	POWERIG

CENTER BAY	10170	HUCK		89043			0000/00	POWERIG

CENTER BAY	10167	HUCK		91051			0000/00	POWERIG

CENTER BAY	10169	HUCK		91056			0000/00	POWERIG

CENTER BAY	51049	SHOP MADE					0000/00	WELDER CTRPL&PP

CENTER BAY	10173	ABELL & HOWE		658201	091 TN		1996/00	HOIST CHAIN

CENTER BAY	10174	ABELL & HOWE		658202	001 TN		1996/01	HOIST CHAIN

CENTER BAY	10739	LINCOLN		AC285025			1982/01	WELDER ELECTRIC

CENTER BAY	7963	YALE		AH114473	2500 LB	ELECTRIC	1966/00	WORK SAVER-LIFT

CENTER BAY	3629	HISEY WOLF MACH					1982/01	GRINDER

FABRICATION SHOP	8136	BEATTY MACHINE			ANGLE		1969/00	PUNCH

FABRICATION SHOP	11683	CINCINNATI BKFD	750	47493		ELEC/HYD	1993/03	SHEAR

FABRICATION SHOP	6280	WHITING		7717	025 TN		1957/12	CRANE OVERHEAD

FABRICATION SHOP	51070	SMART MACHINE	ANGLE				1991/00	MATERIAL HANDLE

FABRICATION SHOP	8591	DOALL	TF24SA	23173297			1973/00	SAW DOALL

NORFOLK SOUTHERN RAILWAY COMPANY

EAST END CAR SHOP

EQUIPMENT AND MACHINERY LISTING

EXHIBIT C

SUB LOCATION	NSNO	MANUFACTURE	MODEL NO	SERIAL #	CAPACITY	FUEL	DATE	EQUIPMENT TYPE
FABRICATION SHOP	10368	VIRGINIA CRANE			005 TN		0000/00	CRANE BRIDGE

FABRICATION SHOP	11682	SOUTHWORTH	4409748	2506A	8000 LB		1992/04	MATERIAL TURNER

FABRICATION SHOP	8137	BEATTY MACHINE		SEE NW 8136			1969/00	TABLE SPACING

FABRICATION SHOP	10216	CADY			025 TN		0000/00	LIFTING FIXTURE

FABRICATION SHOP	51045	GORBEL	@PACIFIC		1000 LB		1996/01	MONORAIL

FABRICATION SHOP	10217	CADY			015 TN		0000/00	LIFTING FIXTURE

FABRICATION SHOP	51046	GORBEL	@PRESS BRAKE		1000 LB		1992/00	MONORAIL

FABRICATION SHOP	8456	LINCOLN	K1108	277471			1971/00	WELDER ELECTRIC

FABRICATION SHOP	1995	HISEY WOLF MACH	TY7WFA		006 HP		1923/12	GRINDER

FABRICATION-CM100	6325	CHICAGO TRAMRAI	17710R	249587	005 TN		1958/12	CRANE GANTRY

FABRICATION-CM56	6323	CHICAGO TRAMRAI	17710R	249585	005 TN		1958/12	CRANE GANTRY

FABRICATION-NEWBEATTY	8322	BANBURY MFG					1969/00	HOIST VAC-U-LIF

FABRICATION-NEWBEATTY E	6331	CHICAGO TRAMRAI	17710R	249583	005 TN		1958/12	CRANE GANTRY

FABRICATION-OLD BEATTY E	6329	CHICAGO TRAMRAI	17710R	249581	005 TN		1958/12	CRANE GANTRY

FABRICATION-OLD BEATTY W	6322	CHICAGO TRAMRAI	17710R	249584	005 TN		1958/12	CRANE GANTRY

FABRICATION-SHEARS	6591	CHICAGO TRAMRAI		270092	001 TN		1912/08	CRANE GANTRY

FABRICATION-SHEARS	6592	CHICAGO TRAMRAI	541	27031	002 TN		1982/01	CRANE JIB

FABRICATION-SIDES	9870	BEATTY MACHINE					1983/06	PUNCH

FREIGHT	6284	WHITING		7723	015 TN		1957/12	CRANE OVERHEAD

FREIGHT	6281	WHITING		7720	015 TN		1957/12	CRANE OVERHEAD

FREIGHT	6283	WHITING		7722	015 TN		1957/12	CRANE OVERHEAD

FREIGHT	6482	WHITING			002 TN		1956/11	CRANE OVERHEAD

FREIGHT	50714	AMERICAN LIFT	T196040TL	862961	1000 LB		1994/12	LIFT HYD TORQUE

NORFOLK SOUTHERN RAILWAY COMPANY

EAST END CAR SHOP

EQUIPMENT AND MACHINERY LISTING

EXHIBIT C

SUB LOCATION	NSNO	MANUFACTURE	MODEL NO	SERIAL #	CAPACITY	FUEL	DATE	EQUIPMENT TYPE
FREIGHT	50718	AMERICAN LIFT	T196040TL	862962	1000 LB		1994/12	LIFT HYD TORQUE

FREIGHT	11856	YALE	MCW040LAN24C508	N540629	4000 LB	ELECTRIC	1993/09	WORK SAVER-LIFT

FREIGHT	11563	HUCK	918	0143			1989/08	POWERIG

FREIGHT	10673	HUCK	917	0120			1982/01	POWERIG

FREIGHT	11366	LINCOLN	DC600	AC613582	600 A		1986/03	WELDER ELECTRIC

FREIGHT	10711	LINCOLN		AC284122			1982/01	WELDER ELECTRIC

FREIGHT CAR	51222	HUCK	917	0419			1998/03	POWERIG

FREIGHT CAR	51146	HUCK	917	286			1997/06	POWERIG

FREIGHT CAR	51147	HUCK	917	112			1985/00	POWERIG

FREIGHT CAR	50449	HUCK	918	0242			1992/11	POWERIG

FREIGHT CAR	50062	HUCK	917	0802			1985/12	POWERIG

FREIGHT CAR	11730	HUCK	918	0141			1989/08	POWERIG

FREIGHT CAR	51038	HUCK	917	263			1985/00	POWERIG

FREIGHT CAR	7858	YALE	MC255071	214485	2500 LB	ELECTRIC	1966/00	WORK SAVER-LIFT

FREIGHT LINE #2 POSITION	51209	SHOP MADE	6 GUN UNIT	HUCK021			1997/07	POWERIG

NORTH BAY	6278	WHITING		7718	025 TN		1957/12	CRANE OVERHEAD

NORTH BAY	11084	WHITING			025 TN		0000/00	CRANE OVERHEAD

NORTH BAY	8128	LANDIS MACH		12CL2B104X			1969/00	THREADlNG MACH

NORTH HAY	51063	HUCK	6 GUN UNIT	89043			1986/00	HYD POWER UNIT

NORTH BAY	50061	HUCK	917	0303			1985/12	POWERIG

NORTH BAY	9626	HUCK	94026	0895			1979/09	POWERIG

NORTH BAY	10724	HUCK	908	196			1982/00	POWERIG

NORTH BAY	51065	HUCK	940 (PORTABLE)	2155		ELECTRIC	1982/00	POWERIG

NORFOLK SOUTHERN RAILWAY COMPANY

EAST END CAR SHOP

EQUIPMENT AND MACHINERY LISTING

EXHIBIT C

SUB LOCATION	NSNO	MANUFACTURE	MODEL NO	SERIAL #	CAPACITY	FUEL	DATE	EQUIPMENT TYPE
REC.SHOP		HUCK (2)	(PORTABLE)			ELECTRIC		POWERIG

NORTH BAY	51066	HUCK	(PORTABLE)				0000/00	POWERIG

NORTH BAY	51067	HUCK	(PORTABLE)			ELECTRIC	0000/00	POWERIG

NORTH BAY	10143	SHOP MADE					0000/00	WELDER CTRPL&PC

NORTH BAY	50056	LINCOLN	DC600	AC622738	600 A		1986/04	WELDER ELECTRIC

NORTH BAY	11644	LINCOLN	DC600	AC7_8352	600 A		1991/02	WELDER ELECTRIC

NORTH BAY	11740	LINCOLN	DC600	AC726154	600 A		1990/04	WELDER ELECTRIC

NORTH BAY	11368	LINCOLN	DC600	AC615016	600 A		1986/00	WELDER ELECTRIC

NORTH BAY	8269	LINCOLN	DC600	AC713996	600 A		1986/00	WELDER ELECTRIC

NORTH BAY	2262	HISEY WOLF MACH		402581			1982/01	GRINDER

PAINT SHOP	9956	WHEELABRATOR		A134265			1982/02	SHOT BLAST

PAINT SHOP	8856	VAC-U-BLAST	J3091	S730508			1974/12	SHOT BLAST

PAINT SHOP	10761	VAC-U-BLAST		4507			1982/01	SHOT BLAST

PAINT SHOP	10159	TRANS PRODUCTS				ELECTRIC	0000/00	CAR PULLER

PAINT SHOP	10160	GRACO					0000/00	PAINT SPRA UNIT

PAINT SHOP	11800	NLB CORP	1012D1	982280		DIESEL	1993/02	WASHER PRESSURE

PAINT SHOP	51086	LPI INC	LP21410	1305			1993/07	LIFT PNEUMATIC

PAINT SHOP	51087	LPI INC	LP21410	1306			1993/07	LIFT PNEUMATIC

PAINT SHOP	51071	INGERSOL RAND	H5U	R96F81949	3000 LB	AIR	1996/06	WINCH PNEUMATIC

PAINT SHOP	11756	SKYJACK	S13220	60682	800 LB		1992/01	MANLIFT

PAINT SHOP	3511	DIAGRAPH STENCI	J1225		001 CCIN		1930/06	STENCIL MACH

PAINT SHOP	2269	IDEAL STENCIL	2	7976			1924/12	STENCIL MACH

SOUTH BAY EAST	6490	WHITING			025 TN		1958/12	CRANE OVERHEAD

NORFOLK SOUTHERN RAILWAY COMPANY

EAST END CAR SHOP

EQUIPMENT AND MACHINERY LISTING

EXHIBIT C

SUB LOCATION	NSNO	MANUFACTURE	MODEL NO	SERIAL #	CAPACITY	FUEL	DATE	EQUIPMENT TYPE
TOOLS DIES FIX.	244	MILLER	S64					WIRE FEEDER

TOOLS DIES FIX.	246	MILLER	S64					WIRE FEEDER

TOOLS DIES FIX.	136	MILLER	S22P					WIRE FEEDER

TOOLS DIES FIXTURE	39	LINCOLN	G8000	9933U193011				WELDING POWER SUPPLY

TOOLS DIES FIXTURE	327	MILLER	456	KH452237				WELDING POWER SUPPLY

TOOLS DIES FIXTURE	330	MILLER	456	KH420435				WELDING POWER SUPPLY

TURNOVER	51032	THERN INC	4HCLOMS2	40960667	6500 LB		1996/08	CAR PULLER

TURNOVER	11525	HUCK	940	2337			1989/08	POWERIG

NORFOLK SOUTHERN RAILWAY COMPANY

EAST END CAR SHOP

WELDING EQUIPMENT

LOCATED IN RECLAMATION SHOP

EXHIBIT C

Power Supply	Maint. No.	Ser. No.	Location
LINCOLN DC650PRO	1	U1921000989	REC.SHOP
LINCOLN DC650PRO	2	U1921000988	REC.SHOP
LINCOLN DC600	3	AC591629	REC.SHOP
LINCOLN DC650PRO	4	U1930111703	REC.SHOP
LINCOLN DC600	7	AC660134	REC.SHOP
LINCOLN DC600	8	AC726153	REC.SHOP
LINCOLN DC600	14	AC726139	REC.SHOP
LINCOLN DC600	15	AC726138	REC.SHOP
LINDE VI450SS	17	D85N-49414	REC.SHOP
LINCOLN DC650PRO	19	AC868376	REC.SHOP
LINCOLN DC600	20	AC775042	REC.SHOP
LINCOLN DC600	24	AC823192	REC.SHOP
LINCOLN DC600	28	AC791594	REC.SHOP
LINCOLN DC650PRO	29	U1930111704	REC.SHOP
LINCOLN DC650PRO	30	U1930516986	REC.SHOP
LINCOLN DC650PRO	33	U1930215814	REC.SHOP
LINCOLN DC600	45	AC791656	REC.SHOP
LINCOLN DC600	46	AC591023	REC.SHOP
LINCOLN R3S800	52	AC465968	REC.SHOP
LINCOLN DC600	56	AC483967	REC.SHOP
LINCOLN DC600	91	AC823217	REC.SHOP
LINCOLN DC650PRO	218	U1931203799	REC.SHOP
LINCOLN DC650PRO	219	U1931203800	REC.SHOP
LINCOLN DC650PRO	220	U1931203808	REC.SHOP
LINCOLN DC650PRO	221	U1931203806	REC.SHOP
LINCOLN DC650PRO	237	U1950224229	REC.SHOP
LINCOLN DC650PRO	238	U1950224228	REC.SHOP
LINCOLN R3S800	239	AC464242	REC.SHOP
MILLER 250AC/DC	259	JF907626	REC.SHOP
LINCOLN DC650PRO	265	U1941112971	REC.SHOP
LINCOLN V300	273	ACU1940901993	REC.SHOP
LINCOLN V300	274	U1960109132	REC.SHOP
LINCOLN V300	275	U1960501740	REC.SHOP
LINCOLN V300	282	U19607700751	REC.SHOP
LINCOLN CV655	313	U1961205748	REC.SHOP
LINCOLN CV655	314	U1960910435	REC.SHOP
MILLER 652	317	KH336993	REC.SHOP
LINCOLN 455	320	U1970409268	REC.SHOP
LINCOLN SA200	321	A739423	REC.SHOP

NORFOLK SOUTHERN RAILWAY COMPANY

EAST END CAR SHOP

WELDING EQUIPMENT

LOCATED IN RECLAMATION SHOP

EXHIBIT C

WIRE FEEDER	MAINT. NO.	SER. NO.	LOCATION
LINCOLN LN9	17		REC.SHOP
LINCOLN LN9	4		REC.SHOP
LINCOLN LN9GMA	115		REC.SHOP
LINCOLN LN9	96		REC.SHOP
LINCOLN LN9GMA	109		REC.SHOP
LINCOLN LN9	67		REC.SHOP
LINCOLN LN9	13		REC.SHOP
LINCOLN LN9	65		REC.SHOP
LINCOLN LN9	12		REC.SHOP
LINCOLN LN9	46		REC.SHOP
LINCOLN LN9	225		REC.SHOP
LINCOLN LN9	47		REC.SHOP
LINCOLN LN9	78		REC.SHOP
LINCOLN LN9GMA	124		REC.SHOP
LINCOLN LN9	56		REC.SHOP
LINCOLN LN9	16		REC.SHOP
LINCOLN LN9	75		REC.SHOP
LINCOLN LN9	262		REC.SHOP
LINDE MIG35	222		REC.SHOP
LINCOLN LN9GMA	117		REC.SHOP
LINCOLN LN9	52		REC.SHOP
LINCOLN LN9	30		REC.SHOP
LINCOLN LN9	61		REC.SHOP
LINCOLN LN9	63		REC.SHOP
LINCOLN LN9	73		REC.SHOP
LINCOLN LN9	248		REC.SHOP
LINCOLN LN9	251		REC.SHOP
LINCOLN LN9	249		REC.SHOP
LINCOLN LN9	250		REC.SHOP
LINCOLN LN9	22		REC.SHOP
LINCOLN LN9	45		REC.SHOP
LINCOLN LN9	57		REC.SHOP
LINCOLN LN9	87		REC.SHOP
LINCOLN LN9	97		REC.SHOP
LINCOLN LN9	24		REC.SHOP
LINDE MIG35	26		REC.SHOP
LINCOLN LN9	231		REC.SHOP
LINCOLN LN9	37		REC.SHOP
LINCOLN POWERFEED	239		REC.SHOP

EXHIBIT D

USE OF TRACKS

1. The Tracks, which are comprised of the “Designated Inbound/Outbound Staging” tracks depicted on Drawing IDD-04-153 attached hereto (collectively, the “Interchange Tracks”) and the other tracks depicted on Drawing IDD-04-153 attached hereto (collectively, the “Storage Tracks”), shall be used solely for (a) the temporary storage and movement of coal cars or other rail cars manufactured or repaired at the Premises and (b) the receipt and delivery of rail cars for interchange with Railway.

Storage of Cars

2. Tenant will, at its expense, maintain the Storage Tracks and all adjacent track walkways in good condition and repair and free from all debris.

3. Rental for the Storage Tracks has been included in the base rental set forth in Paragraph 3 of the Lease.

4. Tenant agrees to observe all reasonable rules and regulations as may be prescribed by Landlord with reference to the safe and efficient handling and storage of the aforesaid cars and contents on the Storage Tracks, and it is further understood that Landlord shall have free access to the portion of Storage Tracks for the purpose of maintaining the same.

5. Tenant hereby assumes all risk incident to the storage of said cars and any contents therein on or about the Storage Tracks, including damage to or destruction of the same by fire, trespass or other cause, unless otherwise provided in the Lease. Tenant agrees to indemnify, defend and save harmless Landlord and the Landlord Related Entities from and against all Tenant Claims arising out of or relating to the presence of said cars and contents upon or about the Storage Tracks, unless such Tenant Claims result from the active negligence of Landlord.

6. Tenant assumes all responsibility for any environmental obligations imposed pursuant to Environmental Laws related to the condition or the contents of its cars while they are present on the Storage Tracks.

Interchange of Cars

7. Landlord will deliver to Tenant on the Interchange Tracks, all cars loaded with freight which are forwarded over the lines of Landlord and consigned to Tenant and empty cars required by Tenant for loading in connection with outbound shipments of freight and hereby grants to Tenant the right to transport such cars, loaded or empty, over said Interchange Tracks with its own motive power, for unloading or loading, as the case may be, and return to Landlord on said Interchange Tracks.

8. Landlord furthermore agrees to receive from Tenant on the Interchange Tracks, all cars in condition (both as to equipment and lading) acceptable to Landlord, loaded with freight originating at the Premises or empty cars destined for shipment over the lines of Landlord. It is understood and agreed by Tenant that as to all cars so received from it by Landlord, inspection shall be made in accordance with the rules of the Association of American Railroads, not only as to cars, but also as to the manner of loading, and that if any such car or lading is not in condition to pass inspection in accordance with said rules and a transfer of contents is necessary, such transfer shall be made at the expense and risk of Tenant; all such inspections to be made by Landlord.

9. Tenant will promptly and safely transport over the Interchange Tracks, and load or unload all such cars as may be delivered to it by Landlord hereunder, and will return the same to Landlord with the least practicable delay and in as good condition as the same were in when received by Tenant, ordinary wear and tear excepted; such condition to be determined by inspection of Landlord in accordance with the rules of the Association of American Railroads.

10. Tenant agrees to observe and be bound by the established car, demurrage and other rules pertaining to the handling of freight cars that are now, or may hereafter be, in effect on the lines of Landlord during the life of the Lease.

11. Notwithstanding any other provisions of this Lease, Tenant will be responsible for, and will bear all loss incident to, the wreck or derailment of, or other accident or injury to, any rail cars (whether the same may be a car of Landlord or the car of another railway company or carrier in use by Landlord) as may be delivered to Tenant by Landlord on the Interchange Tracks while such car is in the custody or under the control of Tenant, and will indemnify and save harmless and the Landlord Related Entities from and against all Tenant Claims, howsoever resulting, and arising in or about or in connection with the operation by Tenant of said cars upon the Interchange Tracks; it being specifically understood and agreed that the responsibility of Tenant shall attach or obtain from the time of delivery by Landlord to Tenant of any such car, and shall continue without interruption, until such car shall be returned in good order, as aforesaid, to Landlord.

12. It is understood and agreed that cars intended for delivery to Industry hereunder by Railway to Industry shall be deemed to be so delivered when the cars have been placed on the Interchange Tracks and the engine of Railway is uncoupled from said cars on the Interchange Tracks, and cars intended for delivery to Railway by Industry shall be deemed to have been so delivered to and received by Railway when cars have been placed on the Interchange Tracks and the engine of Railway is coupled to said cars, on the Interchange Tracks, for immediate outbound movement.

EXHIBIT E

SURPLUS EQUIPMENT

[see attached]

EXHIBIT E

EQUIPMENT TO BE REMOVED

Item No.	Manufacture	Equipment Type	NSNO
1	Lakewood		5495

2	Lowry	Pipe Bender	6589

3	Shop	Pipe Welding Machine shop

4	Landis	Threading Machine	8128

5	Shop Made		10303

6	Peddinghaus	CNC Punch	11629

7	Cincinnatti	Radial Drill	6131

8	L-Tec	Burning Bed	9231

9	Hill Acme	Single End Punch	4258

10	Linden	Grind Master	11630

11	Pacific	Brake Press	9945

12	L-Tec	Burner CM 56	8825

13	Carlton	Drill Press	10215

14	Bliss	Press	6973

15	Cincinnatti	Press Brake	4252

16	Cincinnatti	Press Brake	11923

17	Clearing	1200 Ton Press	6558

18	Unknown	2500 Ton Press	6694

19	Liberty		1683

20	Chicago Pneumatic	Riveting Machino	7649

21	Cincinnatti	Shear	6520

22	Cincinnatti	Shaper	8126

23	Liter	Burning Bed	50597

EXHIBIT F

PLANNED CAPITAL IMPROVEMENTS

[see attached]

NORFOLK SOUTHERN RAILWAY COMPANY

EAST END CAR SHOP

EXHIBIT F

CAPITAL IMPROVEMENTS

1) EXISTING BUILDING IMPROVEMENTS

Enclose side of main Building

General Office remodel

Welfare facilities improvements

Convert transfer car to a Paint booth

Improved plant lighting

Weld ventilation improvements

2) NEW WASH & RINSE BUILDING

300 x 24 foot building construction

Reclamation pits (2)

water treatment

Utilities

3) EXISTING PRODUCTION EQUIPMENT UPGRADES

Large Beatty Punch upgrade

Small Beatty Punch upgrades

Remote Control 9 Cranes

4) NEW PRODUCTION EQUIPMENT

Rallcar Scale

Automatic Car Wash

Automatic Car Rinse

5) FACILITIES IMPROVEMENTS

Bulk Gas & Air Distribution improvements

Automate the underframe Blast

Track additions, improvements and upgrades

6) PRODUCTION TRACK SET-UP

Pits (4)

7) OTHER

Receiving dock with office

Security / Badge readers

EXHIBIT G

PERMITTED HAZARDOUS MATERIALS

[see attached]

NORFOLK SOUTHERN RAILWAY COMPANY

EAST END CAR SHOP

PERMITTED HAZARDOUS MATERIAL OR SPECIAL WASTE CONTAINERS

EXHIBIT G

1. Pit or tank to hold water prior introducing the water to the Water Reclamation Treatment facilities.

2. Water Reclamation Treatment tanks.

3. Tanks to hold used blast material prior to disposal off property.